Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     This First Amendment (this “Amendment”) is made as of September 30, 2007 to that certain Amended and Restated Credit Agreement dated September 29, 2006 (the “Credit Agreement”) between CITIZENS BANK OF MASSACHUSETTS, now known as RBS CITIZENS, N.A. (“Bank”) and VIRTUSA CORPORATION, a Delaware corporation with an address of 2000 West Park Drive, Westborough, Massachusetts 01581 (“Borrower”). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.
RECITALS
     Borrower has requested that Bank agree to extend the Revolving Credit Maturity Date through December 30, 2007 and that Bank agree to eliminate the annual field examination of Borrower’s books and records.
     Bank is amenable to so extending the Revolving Credit Maturity Date and so amending the Credit Agreement, but only on the terms and conditions set forth in the Credit Agreement as amended hereby.
AGREEMENT
     In consideration of the foregoing, of the undertakings of Borrower and Bank herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1. All references in the Credit Agreement and other Loan Documents to Bank shall be deemed to mean RBS CITIZENS, N.A.
2. Effective September 30, 2007, the definition of the term “Revolving Credit Maturity Date” contained in Section 1.1 of the Credit Agreement is deleted and replaced with the following text:
     “Revolving Credit Maturity Date. December 31, 2007.”
3. Section 5.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     “5.5. Inspection. On the request of Lender from time to time, Borrower shall permit the Lender and its designees, at reasonable times and intervals of time, and upon reasonable written notice, to (i) visit and inspect the United States properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the United States books and records of the Borrower and its Subsidiaries, (iii) verify Accounts Receivables using its customary practices and procedures, and (iv) discuss the affairs, finances, and accounts of the Borrower and its Subsidiaries with their appropriate officers, employees and independent accountants, all at the expense of the Borrower. In the absence of an existing Event of Default, any such examination shall be at Lender’s expense, and during the continuance of an Event of Default such examination shall be at Borrower’s expense.”
4. Except as set forth on the disclosure schedule attached hereto as Exhibit A, Borrower represents and warrants that all of the representations and warranties made by Borrower in the Credit Agreement and other Loan Documents are and continue to be true and correct on the date hereof, except to the extent that any of such representations and warranties relate by their terms solely to a date prior to date of this Amendment. Except as set forth on the disclosure schedule attached hereto as Exhibit A, Borrower hereby ratifies and confirms all of its covenants and agreements contained in the Credit Agreement and represents that it is not aware of any default of any of the terms and provisions of the Credit Agreement.
5. Borrower further represents and warrants that this Amendment is its valid and binding obligation, enforceable against it in accordance with its terms, except as may be affected by bankruptcy and other similar laws of general application affecting the rights and remedies of creditors.

6. Borrower shall promptly execute and deliver such further documents, instruments and agreements and take such further action as Bank may reasonably request, in its sole discretion, to effect the purposes of this Amendment and the Credit Agreement and other Loan Documents, including, but not limited to the execution and delivery of all documents necessary or reasonably required by Bank to ensure that Bank has perfected liens on all assets of Borrower to the extent originally provided under the Credit Agreement and the other Loan Documents. Borrower hereby appoints any officer or agent of Bank as Borrower’s true and lawful attorney in fact, with power of substitution to endorse the name of Borrower or any of their officers or agents in such regard, exercisable by Bank during the continuance of an Event of Default.
7. Except as otherwise expressly provided in this Amendment, nothing in this Amendment shall extend to or affect in any way any of the Obligations or any of the rights and remedies of Bank arising under the Credit Agreement and other Loan Documents, and Bank shall not be deemed to have waived any or all of such rights and remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, would become an Event of a Default and which, upon Borrower’s execution and delivery of this Amendment, might otherwise exist or which might hereafter occur.
8. By execution of this Amendment, Borrower acknowledges and confirms that it does not, as of the date of this Amendment, have any offsets, defenses or claims against Bank or any of its officers, agents, directors or employees whether asserted or unasserted to the Obligations.
9. To the extent possible and except for the specific changes to the Credit Agreement effected hereby, this Amendment shall be construed to be consistent with the provisions of the Credit Agreement. In the event of any inconsistency between the provisions of this Amendment and any other document (including, without limitation, any Loan Document), instrument, or agreement entered into by and between Bank and Borrower, the provisions of this Amendment shall govern and control. This Amendment shall be binding upon Bank and Borrower, and their representatives, successors, and assigns, and shall inure to the benefit of Bank and Borrower and their respective successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between Borrower and Bank, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between any Borrower and Bank shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver.
10. Borrower acknowledges and agrees that it shall promptly pay to Bank the full amount of all reasonable out-of-pocket costs and expenses of Bank incurred by Bank in preparation and documentation of this Amendment and all documents ancillary hereto or incurred by Bank after the date of this Amendment in connection with administration of the Obligations or enforcement of any rights of Bank under the Credit Agreement and other Loan Documents or otherwise in respect of any of the Obligations.
11. If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Amendment will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof an enforceable provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.
12. This Amendment is delivered to Bank in The Commonwealth of Massachusetts and it is the desire and intention of the parties that this Amendment and the Loan Documents be in all respects interpreted according to the laws of The Commonwealth of Massachusetts. Borrower specifically and irrevocably consents to the personal and subject matter, jurisdiction and venue of any court of The Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex or in the District Court of the United States for the District of Massachusetts with respect to all matters concerning this Amendment or the Loan Documents or the enforcement of any of the foregoing.
13. This Amendment may be executed in one or more counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This Amendment will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and delivered to Bank.
WITNESS our hands and seals effective as of September 30, 2007.

WITNESS (to all)	BORROWER:
VIRTUSA CORPORATION

/s/ Maryellen Donohue	By:	/s/Thomas Holler
duly authorized EVP and Chief Financial Officer

BANK:
RBS CITIZENS, N.A.

/s/illegible	By:	/s/Victoria Lazzel
Victoria Lazzell, Senior Vice President

EXHIBIT A
Disclosure Schedule to First Amendment to Amended and Restated Credit Agreement